                                                                    EXHIBIT 10.7




                           1994 EXECUTIVE OPTION PLAN
                             CHIEF AUTO PARTS INC.


              Section 1. Purpose. The purpose of the 1994 Executive Option Plan (the "Plan") is to promote the interests of Chief Auto Parts Inc., a Delaware corporation (the "Company"), and the interests of the Company's stockholders by providing an opportunity to selected employees, officers and directors of the Company or any subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of "Options" to acquire the Common Stock of the Company.

              Section 2. Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

              2.1. "Board of Directors" shall mean the Board of Directors of the Company.

              2.2. "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

              2.3. "Common Stock" shall mean the Common Stock, $0.0l par value per share, of the Company.

              2.4. "Compensation Committee" shall mean the committee of the Board of Directors referred to in Section 5 hereof.

              2.5. "Employee" shall mean any person employed by, or performing services for, the Company, including, without limitation, directors and officers.

              2.6.  "Option" or "Options" shall have the meaning set forth in
Section 1 of Exhibit A attached hereto.

              2.7.  "Option Certificate" shall have the meaning set forth in
Section 1 of Exhibit A attached hereto.

              2.8. "Participant" shall mean the persons listed on Schedule 2.8 attached hereto for the Options listed opposite each such person on Schedule 2.8, and any other Employee to whom an Option is granted under the Plan.

              Section 3. Eligibility. Options may be granted to any Employee. No person other than a Participant shall have any right to participate in the Plan.

              Section 4.  Common Stock Subject to the Plan.

              4.1. Number of Shares. The total number of shares of Common Stock for which Options may be granted under the Plan shall not exceed in the aggregate 5,488.30 shares of Common Stock (subject to adjustment as provided in Exhibit A), and the maximum number of shares of Common Stock that shall be issued during any Plan Year to any one person hereunder shall be 5,488.30.

              4.2. Reissuance. The shares of Common Stock that may be subject to Options granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option granted under the Plan.

              Section 5.  Administration of the Plan.

              5.1. Administration. The Plan shall be administered by a committee of the Board of Directors (the "Compensation Committee") established by the Board of Directors and consisting of no fewer than two persons. The Compensation Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. Upon such time as the Common Stock becomes subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (i) all members of the Compensation Committee shall be "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act, and, to the extent feasible, (ii) the Compensation Committee shall consist solely of two (2) or more outside directors within the meaning of the Code Section 162(m).

              5.2. Grant of Options. The Compensation Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder other than the persons listed on
Schedule 2.8 attached hereto, who are Participants (with respect to the Options listed on Schedule 2.8) according to the terms of the Plan; (ii) subject to
Section 4, to establish the number of shares of Common Stock that may be issued; and (iii) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan, including without limitation the provisions of Exhibit A attached hereto.

              5.3. Interpretation. The Compensation Committee has complete discretion and authority to interpret the Plan, decide all questions of eligibility and benefits hereunder, and adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.





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
              5.4. Finality. The interpretation and construction by the Compensation Committee of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final and conclusive upon all parties.

              5.5. Expenses. Etc. All expenses and liabilities incurred by the Compensation Committee in the administration of the Plan shall be borne by the Company. The Compensation Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Compensation Committee, the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Compensation Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

              Section 6. Terms and Conditions of Options. The terms and conditions of each Option granted under the Plan shall be substantially as set forth in Exhibit A attached hereto. Each Participant shall receive an Option Certificate substantially in the form of Schedule 1 to Exhibit A evidencing such Participant's Options.

              Section 7. Effect of the Plan on Employment Relationship. Neither the Plan nor any Option granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company, or limit in any respect the right of the Company to terminate such Participant's employment or other relationship with the Company, as the case may be, at any time, for any reason.

              Section 8. Amendment of the Plan. The Board of Directors may amend the Plan from time to time as it deems desirable, subject to the provisions of Exhibit A. However, upon the Common Stock becoming subject to the Exchange Act, the Board of Directors may not amend the Plan (i) to increase (except for increases due to adjustments in accordance with Exhibit A) the aggregate number of shares of Common Stock for which Options may be granted hereunder, (ii) to materially increase the benefits accruing to Participants,
(iii) materially modify the requirements as to the eligibility for participation in the Plan, or (iv) make any other change requiring shareholder approval under (A) any applicable rule, regulation, or procedure of any national securities exchange or securities association upon which any securities of the Company are listed (or any listing agreement with any such securities exchange or securities association), or (B) Rule 16b-3 promulgated under the Exchange Act, without the approval of the holders of a majority of the outstanding stock of the Company entitled to vote thereon at a meeting.





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
              Section 9. Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate on June 30, 2004. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option theretofore granted under the Plan.

              Section 10. Effective Date of the Plan. The Plan shall be effective as of June 30, 1994, provided that it is approved by the holders of all the outstanding Common Stock of the Company within twelve (12) months thereafter, and will be null and void ab initio if not approved by such holders within such time.

              Section 11. Severability. Wherever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Plan.

              Section 12. Headings. The headings used in this Plan are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Plan.

              Section 13. Governing Law. This Plan shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

              Section 14. Entire Agreement. The Plan in its entirety (including Exhibit A hereto) and the Option Certificates issued to each Participant constitute the entire agreement between the Company and each Participant in respect of the subject matter hereof and hereby terminates, cancels and supersedes any and all other negotiations, understandings and written and verbal agreements between the parties relating to the subject matter hereof.

              Section 15. Arbitration. Any controversy, dispute or claim hereunder shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, using a single arbitrator. Judgment upon any award rendered by such arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be conducted in the City and State of the Company's principal executive office. In connection with arbitration conducted in accordance herewith the prevailing party shall be entitled to recover its reasonable attorney's fees.

              Section 16. Inurement of Rights and Obligations. The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the





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
Company, its successors and assigns, and the Participants and their beneficiaries and legal representatives.

              Section 17. Tax and Securities Law Treatment. The Company is not responsible for, and makes no representation or warranty whatsoever as to the tax or securities law treatment hereunder, and each Participant should consult his or her own tax and legal advisor.





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



                                   EXHIBIT A

                          OPTION TERMS AND CONDITIONS

                                    CONTENTS

1.       DEFINITIONS          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.       OPTION CERTIFICATES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

3.       EXERCISE OF OPTION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

         3.1.          Manner of Exercise   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7

         3.2.          Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

         3.3.          Payment of Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

         3.4.          No Fractional Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

         3.5.          Continued Validity   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

4.       TRANSFER, DIVISION AND COMBINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

         4.1.          Transfer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

         4.2.          Division and Combination   . . . . . . . . . . . . . . . . . . . . . . . . . 10

         4.3.          Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

         4.4.          Maintenance of Books   . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

5.       ADJUSTMENTS          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

         5.1.          Stock Dividend; Stock Split  . . . . . . . . . . . . . . . . . . . . . . . . 11

         5.2.          Reorganization; Recapitalization   . . . . . . . . . . . . . . . . . . . . . 11

         5.3.          Other Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

         5.4.          Adjustments to Current Option Price  . . . . . . . . . . . . . . . . . . . . 12

6.       NOTICES TO OPTION HOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

         6.1.          Notice of Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

         6.2.          Notice of Corporate Action   . . . . . . . . . . . . . . . . . . . . . . . . 12

7.       NO IMPAIRMENT        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

8.       RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR
         APPROVAL OF ANY GOVERNMENTAL AUTHORITY       . . . . . . . . . . . . . . . . . . . . . . . 14

9.       TAKING OF RECORD; STOCK AND OPTION TRANSFER BOOKS  . . . . . . . . . . . . . . . . . . . . 15

10.      RESTRICTIONS ON TRANSFERABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

         10.1.         Restrictive Legend   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

         10.2.         Restrictions on Proposed Transfers   . . . . . . . . . . . . . . . . . . . . 16

         10.3.         Incidental Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . 17

         10.4.         Required Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

         10.5.         Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . 19

         10.6.         Rule 144   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

         10.7.         Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

         10.8.         Indemnification and Contribution   . . . . . . . . . . . . . . . . . . . . . 21

         10.9.         Termination of Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . 23

         10.10.        Certain Limitation on Registration Rights  . . . . . . . . . . . . . . . . . 23

         10.11.        Lock-Up Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

         10.12.        Company Repurchase   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

11.      SUPPLYING INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

12.      LOSS OR MUTILATION   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

13.      OFFICE OF COMPANY    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

14.      FINANCIAL AND BUSINESS INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

         14.1.         Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

         14.2.         Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

15.      DRAG-ALONG/TAG-ALONG RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26

16.      PUT/CALL RIGHT       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

         16.1    Call Rights        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

         16.2    Put Rights         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

17.      TAX REPURCHASE       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

18.      NO RIGHTS AS STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

19.      MISCELLANEOUS        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

         19.1.         Representations of Participants  . . . . . . . . . . . . . . . . . . . . . . 29

         19.2.         Notice Generally   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

         19.3.         Remedies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

         19.4.         Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . 31

         19.5.         Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

         19.6.         Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32


SIGNATURES

EXHIBITS

Exhibit A - Subscription Form

Exhibit B - Assignment Form

                                   EXHIBIT A

                          OPTION TERMS AND CONDITIONS
1.  DEFINITIONS

         As used in this Agreement, the following terms have the respective meanings set forth below (capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan):

         "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by Company after the Effective Date, other than Option Stock.

         "Adjusted EBITDA" shall mean the Company's annual earnings before interest expense, interest income, provisions for income taxes, depreciation, amortization, gains or losses relating to the extinguishment of debt, accruals for bonuses payable in respect of the Deferred Compensation Plan, accruals in respect of the Plan, and other items relating to the Merger as determined from the Company's annual financial statements prepared in accordance with generally accepted accounting principles by the Company's independent accountants; provided that, at its reasonable discretion, the Board of Directors of the Company shall be entitled to modify the foregoing calculation where it deems such modification to be appropriate.

         "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

         "Call Right" shall have the meaning set forth in Section 16.1.

         "Cause" shall mean, without limitation, (i) conviction of a felony or any crime of moral turpitude, (ii) commission of an act of fraud upon, or bad faith or willful misconduct toward, the Company, (iii) conduct constituting gross negligence which in the determination of the Board of Directors has been or is likely to be materially injurious to the Company; and (iv) willful or continued failure substantially to perform duties and obligations relating to employment of such Participant. The Board of Directors shall have reasonable discretion to determine if "Cause" has occurred.

         "Change of Control" shall mean the occurrence of an event whereby a party other than TCW or its affiliates, or an employee stockholder as of the Effective Date, acquires an interest of at least 50.01% of the Company's outstanding voting securities.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

         "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock, $.01 par value per share, of the Company as constituted on the Effective Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of Company of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 5.8) received by or distributed to the holders of Common Stock of Company in the circumstances contemplated by Section 5.8.

         "Company" shall mean Chief Auto Parts Inc., a Delaware corporation.

         "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

         "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, the Fair Market Value per share of Common Stock at such date.

         "Current Option Price" shall mean, unless otherwise specified by the Compensation Committee, $1,419.71 per share of Common Stock, as adjusted hereunder. The Current Option Price for the Options listed on Schedule 2.8 of the Plan shall not be adjusted other than in accordance with Article 5 of this Exhibit A.

         "Deferred Compensation Plan" shall mean the 1994 Executive Target Bonus Plan.

         "Effective Date" shall mean July 1, 1994.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Exercise Period" shall mean the period during which this Option is exercisable pursuant to Section 3.1.

         "Expiration Date" as to any Option issued to any Participant shall mean the earlier of (i) the date such Participant (A) voluntarily terminates his or her employment with the Company or (B) is terminated for Cause, (ii) 90 days after the date such Participant is terminated by the Company without Cause, (iii) 180 days after the date such Participant dies or becomes permanently disabled, or (iv) ten (10) years from the date of grant of such Option.

         "Fair Market Value" shall mean, if there is no public market for the Option Stock, the fair market value as of the date of a Trigger Event as such value is determined by a nationally recognized appraiser selected by the Company; provided, however, that if the aggregate number of Option Stock (either outstanding or underlying the Options to be valued) subject to valuation shall in the aggregate represent less than 0.5% of the Fully Diluted Outstanding Common Stock, then "Fair Market Value" shall be based on a computation assuming that the value of the Company's outstanding Common Stock outstanding as of the date of valuation is equal to the sum of (A) the product of Adjusted EBITDA for the most recently reported four fiscal quarters ending on the date of the most recently completed fiscal quarter (the "Balance Sheet Date") multiplied by the Multiple and (B) cash and cash equivalents as of the Balance Sheet Date, (C) an amount equal to the aggregate exercise price of all options and warrants then outstanding less amounts that would be payable under the Deferred Compensation Plan had all options issued under the Plan been exercised, less (D) total indebtedness (including obligations under capitalized leases) outstanding as of the Balance Sheet Date, all as shall be reasonably adjusted in good faith by the Board of Directors of the Company for material changes in the Company's balance sheet after the Balance Sheet Date. For the purposes of this definition, "Multiple" shall be equal to 5.0 but may be adjusted from time to time at the sole discretion of the Board of Directors; provided, however, that the Multiple shall not be less than 5.0 at any time.
If there is a public market for the Common Stock, "Fair Market Value" shall mean the last reported sales price of the Common Stock (or asking price if the shares of Common Stock are traded on the NASD over-the-counter market) on the date of determination.

         "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all shares of Common Stock Outstanding at such date and all shares of Common Stock issuable in respect of all warrants and options outstanding on such date, and other options to purchase, or securities convertible into, shares of Common Stock outstanding on such date.

         "Holder" shall mean the Person in whose name the Option set forth herein is registered on the books of Company maintained for such purpose.

         "Initial Public Offering" means the effectiveness of a registration statement under the Securities Act (other than a registration on Form S-8 or S-4 or any successor form or any other registration relating to a special offering to the Company's employees or security holders) covering any of the Common Stock and the completion of a sale of such Common Stock thereunder, if as a result of such sale, (i) the Company becomes a reporting company under
Section 12 of the Exchange Act, and (ii) any of the shares of Common Stock are traded on the New York Stock Exchange or the American Stock Exchange, or quoted on the NASDAQ National Market System.

         "Majority Holders" shall mean the holders of Options exercisable for in excess of 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Options.

         "Merger" shall mean the merger of Chief Acquisition Corp., a Delaware corporation, with and into the Company, pursuant to the Agreement and Plan of Merger, dated as of June 1, 1994, by and among the Company, General Electric Capital Corporation, TCW, and Chief Acquisition Corp.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "Options" shall mean options to purchase Common Stock issued pursuant to the Plan and all Options issued upon transfer, division or combination of, or in substitution for, any thereof. All Options issued pursuant to the Plan shall at all times be identical as to terms and conditions, except as to the number of shares of Common Stock for which they may be exercised.

         "Option Certificate" shall mean a certificate substantially in the form of Schedule 1 attached hereto evidencing ownership of Options.

         "Option Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of an Option pursuant to Section 3.1, multiplied by (ii) the Current Option Price as of the date of such exercise.

         "Option Stock" shall mean the shares of Common Stock purchased by the holders of the Options upon the exercise thereof.

         "Other Property" shall have the meaning set forth in Section 5.8.

         "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of Company or any subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

         "Participant" shall mean a person awarded Options pursuant to the Plan.

         "Permitted Transferee," with respect to a Transfer by an individual Qualified Holder, means a Transfer to (i) such Participant's spouse or issue; or (ii) a trust, the beneficiaries of which, a corporation, the stockholders and directors of which, and a partnership, the limited and general partners of which, include only the Participant and his or her spouse or issue; provided, that as a condition precedent to such Transfer, such Permitted Transferee shall execute and deliver a Transferee Agreement.

         "Person" shall mean any individual, sole proprietor-ship, partnership, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean the 1994 Executive Option Plan of the Company.

         "Qualified Holder" shall mean a Participant (or his or her heirs, estate or personal representatives or transferee pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code")) who beneficially owns Option Stock or vested Options issued pursuant to the Plan.

         "Registrable Common Stock" shall mean the shares of Common Stock purchased by holders of Options upon the exercise thereof and shares of Common Stock underlying Options which are then vested.

         "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Option would be, evidenced by a certificate bearing the restrictive legend set forth in Section 10.1(a).

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Seller" shall have the meaning set forth in Section 15.1.

         "TCW" shall mean TCW Special Credits Fund V - The Principal Fund.

         "Transfer" shall mean any disposition of any Option or Option Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.

         "Transferee Agreement" means an agreement (i) in writing in form and substance satisfactory to the Company, (ii) executed by a proposed transferee of any of the shares of Common Stock of any Participant, (iii) delivered to the Company and the Participant, (iv) pursuant to which such transferee shall (a) agree to be bound by the terms and conditions set forth herein applicable to the Participant transferring such shares and (b) be so bound.

         "Trigger Event" shall mean the termination of any Participant's employment or other relationship with the Company for any reason.

2.  OPTION CERTIFICATES

         The Option Certificates evidencing the Options to be delivered pursuant to the Plan shall be in registered form only and shall be substantially in the form set forth in either Schedule 1 or Schedule 2 attached hereto.

         Option Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Option Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, or Vice President, and Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Option Certificates, and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or

Assistant Secretary, notwithstanding the fact that at the time the Option Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Option Certificates.

         Upon the grant of any Options hereunder, the Company shall promptly deliver to the grantee an Option Certificate evidencing such Options.

3.  EXERCISE OF OPTION

         3.1. Manner of Exercise. From and after the issuance of a Option and until 5:00 P.M., New York time, on the Expiration Date, and subject to the vesting requirements of Section 3.2 hereof, a Holder may exercise his or its Options, on any Business Day, for all or any part of the number of shares of Common Stock purchasable thereunder.

         In order to exercise an Option, in whole or in part, the exercising Holder shall deliver to the Company at its principal office at 15303 Dallas Parkway, Dallas, Texas 75248 or at the office or agency designated by Company pursuant to Section 13, (i) a written notice of such Holder's election to exercise such Option, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Option Price and (iii) the Option Certificate or Certificates evidencing such Options. Such notice shall be substantially in the form of the subscription form appearing at the end of this Agreement as Exhibit B, duly executed by Holder or his or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of such Holder or, subject to Section 10, such other name as shall be designated in the notice. An Option shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with the cash or check or checks and the Option Certificate evidencing such Options, is received by the Company as described above and all taxes required to be paid by such Holder, if any, pursuant to

Section 3.3 prior to the issuance of such shares have been paid. If an Option shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Option Stock, deliver to such Holder a new Option Certificate evidencing the unexercised Options of such Holder. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares in the name of any Person who acquired an Option Certificate or any Option Stock otherwise than in accordance with the Plan.

         Payment of the Option Price shall be made at the option of the Holder by (a) a wire transfer to an account in a bank located in the United States designated by the Company for such purpose, (b) a certified or official bank check payable to the order of the Company, (c) with the prior written consent of the Company and subject to the terms of applicable law and the Company's then outstanding indebtedness, by the Holder's surrender to Company of that number of shares of Common Stock held by such Holder for at least six months prior to such surrender having an aggregate Current Market Price equal to or, if necessary to pay such Option Price, greater than the Option Price for all shares then being purchased or (d) any combination thereof, duly endorsed by or accompanied by appropriate instruments of transfer duly executed by the Holder or by the Holder's attorney duly authorized in writing. In the event a Holder surrenders shares of Common Stock having a Current Market Price greater than the Option Price for all shares then being purchased, the Company shall pay the Holder in cash the amount equal to the Current Market Price for the shares of Common Stock surrendered less the Option Price for all shares then being purchased; provided, however, that such cash amount shall in no event exceed the Current Market Price for one share of Common Stock.

         3.2. Vesting. Options shall vest and become exercisable at the rate of twenty-five percent (25%) per year on each anniversary date of the effective date of grant with respect to which the Participant is employed (each such date being a "Vesting Date"). Thus, for example, Options granted effective June 30, 1994 will vest and become exercisable in accordance with the following schedule:

                                                Options Vested On and
                                                  After Vesting Date
               Vesting Date                  and Before Next Vesting Date
               June 30, 1995                               25%
               June 30, 1996                               50%
               June 30, 1997                               75%
               June 30, 1998                              100%

         Notwithstanding the foregoing and unless otherwise noted in an Option Certificate issued in the form of Schedule 2, the portion of an Option which would otherwise vest and become exercisable on the next succeeding Vesting Date shall vest immediately on the earliest of: (i) the Participant's date of involuntary termination of employment or other relationship with the Company other than for Cause, (ii) the date on which the Participant's employment or other relationship with the Company is terminated on account of death or permanent disability, or (iii) the occurrence of a Change in Control. Any Options which are not vested in accordance with the preceding provisions shall terminate immediately upon a Participant's termination of employment or other relationship with the Company or, if earlier, upon the occurrence of a Change in Control, subject to the Company's reissuance of such Options pursuant to the terms of the Plan.

         3.3. Payment of Taxes. All shares of Common Stock issuable upon the exercise of an Option pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and without any preemptive rights. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the exercising Holder, in which case such taxes or charges shall be paid by Holder and shall be reimbursed by Company (except for franchise taxes and taxes on or measured by income). The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock issuable upon exercise of this Option in any name other than that of the Holder, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of the Company that no such tax or other charge is due.

         3.4. No Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Option. As to any fraction of a share which the Holder of one or more Options would otherwise be entitled to purchase upon exercise of any such Options, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

         3.5. Continued Validity. A holder of shares of Common Stock issued upon the exercise of an Option, in whole or in part (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act or sold pursuant to Rule

144 thereunder), shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as a holder under Sections 10, 11, 14, 15 and 19 of this Option. The Company will, at the time of each exercise of an Option, in whole or in part, upon the written request of the holder of the shares of Common Stock issued upon such exercise hereof, acknowledge in writing, in form reasonably satisfactory to such holder, its continuing obligation to afford to such holder all such rights; provided, however, that if such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.


4.  TRANSFER, DIVISION AND COMBINATION

         4.1. Transfer. Subject to compliance with Section 10, Transfer of an Option and all rights hereunder, in whole or in part, shall be registered on the books of Company to be maintained for such purpose, upon surrender of this Option at the principal office of Company referred to in Section 3.1 or the office or agency designated by Company pursuant to Section 13, together with a written assignment of such Option substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, Company shall, subject to Section 10, execute and deliver a new Option or Options in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Option evidencing the portion such an Option not so assigned, and the surrendered Option shall promptly be canceled. An Option, if properly assigned in compliance with Section 10, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Option issued.

         4.2. Division and Combination. Subject to Section 10, an Option may be divided or combined with other Options upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Options are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section
4.1 and with Section 10, as to any Transfer which may be involved in such division or combination, the Company shall execute and deliver a new Option or Options (in substantially the form of Options issued pursuant to the Plan, evidencing in the aggregate the right to purchase upon vesting in accordance herewith the number of remaining shares that then underlie such Options, each such new Option to be dated the date of such exchange and to represent the right to purchase such number of shares as shall be designated on the Option or Options) in exchange for the Option or Options to be divided or combined in accordance with such notice.

         4.3. Expenses. The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Option or Options under this
Section 4.

         4.4. Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of the Options.

5.  ADJUSTMENTS

         The number of shares of Common Stock for which this Option is exercisable, or the price at which such shares may be purchased upon exercise of an Option, shall be subject to adjustment from time to time as set forth in this Section 5. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 5 at the time of such event.

         5.1. Stock Dividend; Stock Split. If a dividend or stock split shall be hereinafter declared upon the Common Stock of the Company payable in shares of Common Stock of the Company, the number of shares of Common Stock then subject to an Option and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an Option shall be adjusted by converting each such share to the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or stock split.

         5.2. Reorganization; Recapitalization. If the outstanding shares of the Common Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any Option and for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an Option, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

         5.3. Other Adjustments. If there shall be any change, other than as specified above in subsections (a) and (b), in the number or kind of outstanding shares of Common Stock of the Company or of any stock or other securities into which Common Stock shall have been changed or for which it shall have been exchanged, then if the Compensation Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an Option and of the shares then subject to an Option or Options, such adjustment shall be made by the Compensation Committee and shall be effective and binding for all purposes of the Plan and of each Option Certificate.

         5.4. Adjustments to Current Option Price. In the case of any such substitution or adjustment as provided for in this Section 5, the Current Option Price shall also be equitably adjusted to take such substitution or adjustment into account; provided, that the aggregate Option Price shall not change as a result of such adjustment. No adjustment or substitution provided for in this Section 5 shall require the Company to issue a fractional share of Common Stock, and the total substitution or adjustment with respect to each Option shall be limited accordingly.

6.  NOTICES TO OPTION HOLDERS

         6.1. Notice of Adjustments. Whenever the number of shares of Common Stock for which an Option is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Options, shall be adjusted pursuant to Section 5, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or Options or other subscription or purchase rights referred to in Section 5), specifying the number of shares of Common Stock for which an Option is exercisable and (if such adjustment was made pursuant to Section 5) describing the number and kind of any other shares of stock or Other Property for which an Option is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 19.2. The Company shall keep at its office or agency designated pursuant to Section 13 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of an Option designated by a Holder thereof.

         6.2.    Notice of Corporate Action.  If at any time

                 (a) The Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                 (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

                 (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify
(i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 19.2.

7.  NO IMPAIRMENT

         The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms hereof, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock receivable upon the exercise of Options issued under the Plan above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of Options issued under the Plan, and
(c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under Options issued under the Plan.

         Upon the request of Holder, the Company will at any time during the period any Option is outstanding acknowledge in writing, in form satisfactory to Holder, the continuing validity of such Option and the obligations of Company hereunder.

8. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

         The Company shall at all times reserve and keep available for issue upon the exercise of Options such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Options. All shares of Common Stock which shall be so issuable, when issued, upon exercise of any Option and payment therefor in accordance with the terms of such Option, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

         Nothing herein, in any agreement entered into hereunder, or in any Option issued hereunder, shall require the Company to sell or issue any Common Stock or other securities pursuant to such Option if such sale or issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable federal or state statute, rule, or regulation, as then in effect. At the time of any grant or exercise of an Option, or sale or issuance of Common Stock or other securities pursuant thereto, the Company may, as a condition precedent to the sale or issuance of such Common Stock or other securities, require from the holder of such Option (or in the event of his death, his legal representatives, legatees, or distributees) such written representations, if any, concerning his (or the transferee's) intentions with regard to the retention or disposition of the Common Stock or other securities being acquired pursuant to such Option, and such written covenants and agreements, if any, as to the manner of disposal of such Common Stock or other securities as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by such holder (or in the event of his death, his legal representatives, legatees, or distributees), will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable federal or state statute, rule, or regulation, as then in effect. Certificates for Common Stock or other securities, when issued, shall have appropriate legends, or statements of other applicable restrictions, endorsed thereon, and may or may not be immediately transferable.

9.  TAKING OF RECORD; STOCK AND OPTION TRANSFER BOOKS

         In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 5 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Option transfer books so as to result in preventing or delaying the exercise or transfer of any Option.

10. RESTRICTIONS ON TRANSFERABILITY

         The Options and the Option Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this Section 10, which conditions are intended, inter alia, to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Option or any Option Stock. The Holder, by acceptance of this Option, agrees to be bound by the provisions of this Section 10.

         10.1.   Restrictive Legend.  (a) Except as otherwise provided in this
Section 10, each certificate for Option Stock initially issued upon the exercise of an Option, and each certificate for Option Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

              "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are subject to the conditions specified in the 1994 Executive Option Plan of CHIEF AUTO PARTS INC. No transfer of the shares represented by this certificate shall be valid or effective until such conditions have been fulfilled. A copy of the form of said Plan is on file with the Secretary of CHIEF AUTO PARTS INC. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Plan."

         (b) Except as otherwise provided in this Section 10, each Option Certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:


              "The Option represented by this certificate and the underlying securities represented hereby have not been registered under the Securities Act of 1933, as amended, and are subject to the conditions specified in the 1994 Executive Option Plan of CHIEF AUTO PARTS INC. No transfer of the Options represented by this certificate shall be valid or effective until such conditions have been fulfilled. A copy of the form of said Plan is on file with the Secretary of CHIEF AUTO PARTS INC. The holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of such Plan."

         10.2. Restrictions on Proposed Transfers. Options may not be Transferred by a Participant (other than pursuant to Sections 16.1 or 16.2, by will or the laws of descent or distribution or pursuant to a valid qualified domestic relations order as defined in the Code) and may be exercised during the lifetime of a Participant only by such Participant, except pursuant to a qualified domestic relations order as defined by the Code, or as otherwise permitted in the Plan. Prior to an Initial Public Offering, no Holder may (i) pledge its Option Stock as security or collateral to any Person or (ii) sell, transfer or assign its rights to, or ownership interest in, such Option Stock to any Person other than the Company, a Permitted Transferee or pursuant to
Section 15 hereof.

         10.3. Incidental Registration. If the Company at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "demanding security holders") a Registration Statement under the Securities Act on any form (a "Registration Statement")(other than a Registration Statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities to be sold for cash with respect to its Common Stock or any other class of equity security (as defined in Section 3(a)(11) of the Exchange Act) of the Company, it will give written notice to all holders of Registrable Common Stock at least 30 days before the initial filing with the Commission of such Registration Statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such filing the aggregate number of shares of Registrable Common Stock as such holders may request.

         Each holder of any such Options or any such Option Stock desiring to have Registrable Common Stock registered under this Section 10.3 shall advise the Company in writing within 15 days after the date of receipt of such offer from the Company, setting forth the amount of such Registrable Common Stock for which registration is requested. The Company shall thereupon include in such filing the number of shares of Registrable Common Stock for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such shares. If the managing underwriter of a proposed public offering shall advise the Company in writing that, in its opinion, the distribution of the Option Stock requested to be included in the registration concurrently with the securities being registered by the Company or such demanding security holders would materially and adversely affect the distribution of such securities by the Company or such demanding security holders, then all selling security holders (other than such demanding security holders) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Except as otherwise provided in Section 10.5, all expenses of such registration shall be borne by Company.

         It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 10 in respect of the securities which are to be registered at the request of any holder of Options or Option Stock that such holder shall furnish to the Company such information regarding the securities held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

         10.4. Required Registration. At any time after the earlier to occur of (A) the consummation by the Company of an Initial Public Offering or (B) August 1, 2002, and after receipt of a written request from the holders of Options and/or Registrable Common Stock representing at least an aggregate of 50% of the total of (i) all shares of Registrable Common Stock then subject to purchase upon exercise of all Options and (ii) all shares of Registrable Common Stock then outstanding and which are Restricted Common Stock, requesting that the Company effect the registration of Registrable Common Stock issuable upon the exercise of such holder's Options or of any of such holder's Registrable Common Stock under the Securities Act and specifying the intended method or methods of disposition thereof, the Company shall promptly notify all holders of Options and Registrable Common Stock in writing of the receipt of such request and each such holder, in lieu of exercising its rights under Section 10.3, may elect (by written notice sent to the Company within ten Business Days from the date of such holder's receipt of the aforementioned Company's notice) to have its shares of Registrable Common Stock included in such registration thereof pursuant to this Section 10.4. Thereupon the Company shall, as expeditiously as is possible, use its best efforts to effect the registration under the Securities Act of all shares of Registrable Common Stock which the Company has been so requested to register by such holders for sale, all to the extent required to permit the disposition (in accordance with the intended method or methods thereof, as aforesaid) of the Registrable Common Stock so registered; provided, however, that (i) the Company shall not be required to effect more than one registration of any Registrable Common Stock pursuant to this Section 10.4, (ii) the Company may defer, for a single period not to exceed 180 days, the filing or the effectiveness of such a registration statement if, in the good faith judgment of the Board of Directors of the Company, such registration might reasonably be expected to have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any underwritten public offering of securities, acquisition of assets or any merger, consolidation, tender offer or other material transaction which, in the reasonable judgment of the Board of Directors of the Company, would be required to be disclosed in a registration statement of the Company, and (iii) if the managing underwriter of a proposed public offering pursuant to this
Section 10.4 shall advise the Company in writing that, in its opinion, the distribution of the Common Stock requested to be included by the holders of warrants (or shares of Common Stock acquired pursuant to such warrants) originally issued on June 27, 1994 in the registration concurrently with the securities being registered by the holders of Registrable Common Stock would materially and adversely affect the distribution of such securities by such holders of Registrable Common Stock, then all selling security holders shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis. Those requesting Holders holding the number of shares required to make a demand pursuant to this Section 10.4 shall have the right to withdraw the request for registration prior to the Registration Statement being declared effective, but such Holders shall be required to pay the expenses of such registration as contemplated by Section 10.7 and the Holders shall continue to have the right to demand one registration pursuant to this Section 10.4. In the event the Holders do not pay such expenses, the right to demand one registration pursuant to this Section 10.4 shall terminate.

         10.5. Registration Procedures. In respect of any registration contemplated by the provisions of this Section 10, the Company will, as expeditiously as possible:


                 (i) prepare and file with the SEC a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement to become and remain effective for a period of time required for the disposition of such securities by the holders thereof, but not to exceed 180 days;

                 (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of 180 days;

                 (iii) furnish to such selling holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling holders may reasonably request;

                 (iv) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as each holder of such securities shall request (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service of process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

                 (v) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Common Stock; and

                 (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

                 It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 10.5 in respect of the Registrable Common Stock which is to be registered at the request of any holder holding Registrable Common Stock that such holder shall furnish to the Company such information regarding the Registrable Common Stock held by such holder and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

         10.6. Rule 144. Following any public offering of the Common Stock registered under the Securities Act, the Company, for as long as any holder of Option Stock is required to comply with Rule 144 (or any successor regulation) under the Securities Act in order to Transfer the Option Stock to the public without registration thereunder, will make available to each holder the benefit of certain rules and regulations of the SEC which may permit such Stockholder to Transfer the Option Stock to the public without registration under the Securities Act by (i) making and keeping "current public information" "available" (as both such terms are defined in Rule 144 under the Securities
Act) at all times after such public offering, (ii) timely filing with the SEC, in accordance with all rules and regulations applicable thereto, all reports and other documents (x) required of the Company for Rule 144, as it may be amended from time to time (or any rule, regulation or statute replacing Rule
144), to be available and (y) required to be filed under Section 15d of the Exchange Act, notwithstanding that the Company's duty to file such reports or document may be suspended or otherwise terminated under the express terms of such provision, and (iii) furnishing such holder a written statement by the Company that it has complied with the reporting requirements of the Exchange Act and Rule 144, together with a copy of the most recent annual reports and documents filed by the Company with the SEC as may reasonably be required by such holder in order that such holder may avail himself or herself of any rule or regulation of the SEC allowing Transfers of the Option Stock without registration under the Securities Act.

         10.7. Expenses. All expenses incurred in complying with Section 10, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for the Company, accounting expenses of the Company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions, shall be paid by the Company, except that

         (a) all such expenses in connection with any amendment or supplement to the Registration Statement or prospectus filed more than 180 days after the effective date of such Registration Statement because any holder of Registrable Common Stock has not effected the disposition of the securities requested to be registered shall be paid by such holder; and

         (b) the Company shall not be liable for any fees, discounts or commissions to any underwriter or any fees or disbursements of counsel for any underwriter or holder in respect of the securities sold by such holder of Registrable Common Stock; and

         (c) the Company shall not be liable for any fees or disbursements for counsel of any holder of Registrable Common Stock.

         10.8. Indemnification and Contribution. (a) In the event of any registration of any of the Registrable Common Stock under the Securities Act pursuant to this Section 10, the Company shall indemnify and hold harmless the holder of such Registrable Common Stock, such holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Registrable Common Stock and each other Person, if any, who controls such holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by (i) any untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse such holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement that is not proven to be actually untrue or misleading, or (ii) any untrue statement or omission based upon or caused by information furnished to the Company by such holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such holder.

         (b) Each holder of any Registrable Common Stock, by acceptance thereof, agrees to indemnify and hold harmless the Company, its directors and officers and each other Person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information in writing provided to the Company by such holder of such Registrable Common Stock specifically for use in the following documents and contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto.

         (c) If the indemnification provided for in this Section 10 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact or omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         10.9. Termination of Restrictions. Notwithstanding the foregoing provisions of Section 10, the restrictions imposed by this Section upon the transferability of the Registrable Common Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Options) and the legend requirements of Section 10.1 shall terminate as to any particular share of Registrable Common Stock or Restricted Common Stock (or Common Stock issuable upon the exercise of the Options) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from Company, at Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 10.1(a).

         10.10. Certain Limitation on Registration Rights. Notwithstanding the other provisions of Section 10, Company shall not be obligated to register the Option Stock of any holder if, in the opinion of counsel to Company, the sale or other disposition of such holder's Option Stock, in the manner proposed by such holder, may be effected without registering such Option Stock under the Securities Act.

         10.11. Lock-Up Agreement. In connection with any public offering of the Common Stock in which all or a part of the shares of Common Stock held by a Participant are not being registered, the underwriters for the Company may require that such Participant not sell such shares of Common Stock for a certain period of time after the effectiveness of the Registration Statement filed in connection with such offering. Upon the Company's request in connection with any such public offering, such Participant will not, directly or indirectly, offer, sell, contract to sell, make subject to any purchase option, or otherwise dispose of any shares of Common Stock held by such Participant not being sold in such public offering for a period requested by the underwriter or its representative, not to exceed 180 days from the date of the effectiveness of the Registration Statement, without the prior written consent of the underwriter or its representative.

         10.12. Company Repurchase. Subsequent to an Initial Public Offering, in the event a holder of Registrable Common Stock elects to have all or a portion of its shares of Registrable Common Stock registered in accordance with this Section 10, the Company may at its option, to the extent permitted by applicable law and the terms of its outstanding indebtedness, and in lieu of effecting such registration, elect to purchase the shares of Registrable Common Stock for which such registration is requested, at a price equal to the Fair Market Value of the shares for which such registration is requested; provided, however, that the Fair Market Value for shares of Registrable Common Stock underlying Options not yet exercised shall equal the Fair Market Value of the shares of Common Stock underlying such Options less the Current Option Price applicable to such Options. If the Company does elect to purchase such shares, it shall notify the holders of such shares within thirty (30) days of the Company's receipt of a written request for such registration. In the event that the Company elects to exercise its option under this Section 10.12, it shall so notify all holders of Registrable Common Stock in writing of the receipt of a request for registration and of the Company's intent to exercise its option to repurchase shares in lieu of effecting a registration thereof, and each holder of Registrable Common Stock may elect (by written notice sent to the Company within ten business days from the date of such holder's receipt of the aforementioned Company's notice) to have shares of Registrable Common Stock purchased by the Company pursuant to this Section. If the Company exercises its option under this Section 10.12 to purchase shares of Registrable Common Stock in lieu of effecting a registration of such shares under

Section 10.12 as provided herein, then the Company shall not be required to comply, but for purposes of Section 10.12 shall be considered to have complied, with such request to register shares of Registrable Common Stock. For the purposes of this Section 10.12, Fair Market Value shall be determined as of the business day immediately prior to the date of purchase.

11. SUPPLYING INFORMATION

         The Company shall cooperate with each Holder of an Option and each holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Restricted Common Stock.

12. LOSS OR MUTILATION

         Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of an Option Certificate and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation hereof, Company will execute and deliver in lieu hereof a new Option Certificate of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if such Option Certificate in identifiable form is surrendered to Company for cancellation.

13. OFFICE OF COMPANY

         As long as any of the Options remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of Company) where the Options may be presented for exercise, registration of transfer, division or combination as provided in this Option.

14. FINANCIAL AND BUSINESS INFORMATION

         14.1. Filings. The Company will file on or before the required date all regular or periodic reports (pursuant to the Exchange Act) with the Commission and will upon written request deliver to Holder promptly upon their becoming available one copy of each report, notice or proxy statement sent by Company to its stockholders generally, and of each regular or periodic report (pursuant to the Exchange Act) and any Registration Statement, prospectus or written communication (other than transmittal letters) (pursuant to the Securities Act), filed by the Company with (i) the Commission or (ii) any securities exchange on which shares of Common Stock are listed.

         14.2. Confidentiality. The Holder recognizes and acknowledges that some of the information obtained by him or her or by his or her representative pursuant to this Agreement is not otherwise public information and agrees hereby not to disclose any such non-public information, in whole or in part, to any Person for any reason or purpose.

15. DRAG-ALONG/TAG-ALONG RIGHTS

         If, at any time after the Effective Date, TCW or any of its affiliates to which TCW has transferred shares of Common Stock (collectively, the "Seller") proposes to sell any shares of Common Stock pursuant to a bona fide offer from an unaffiliated third party (other than in a registered offering to which the rights granted under Section 10.3 apply) (a "Sale"), then:

         (a) The Seller shall give each Holder and each holder of Option Stock 20 days' written notice (the "Sale Notice") of such proposed Sale specifying the name of the proposed purchaser and the terms and conditions of the proposed Sale including, without limitation, the number of shares to be purchased by the purchaser, the percentage of the total number of shares of Common Stock owned by the Seller represented by the shares to be purchased (the "Fractional Amount") and the proposed per share purchase price. In addition, the Sale Notice shall state whether the Seller is exercising the Drag-Along Right (as defined in clause (b) of this Section 15).

         (b) The Seller shall have the right (the "Drag-Along Right"), but not the obligation, to require each holder of Option Stock to sell to the proposed purchaser a number of shares equal to the product of (a) the number of shares owned by such holder, and (b) the Fractional Amount for the same consideration per share and otherwise on the same terms and conditions obtained by the Seller in such Sale (except that Holder shall not be required to give any representations, warranties or indemnities, other than a representation and warranty as to such Holder's title to its Option Stock).

         (c) The Seller shall cause the proposed purchaser to purchase from each holder of Option Stock, if requested by him or her as provided below (the "Tag-Along Right"), a number of shares equal to the product of (a) the number of shares owned by such holder, and (b) the Fractional Amount for the same consideration per share and otherwise on the same terms and conditions obtained by the Seller in such sale (except that such holder shall not be required to give any representations, warranties or indemnities, other than a representation and warranty as to such holder's title to his or her Option Stock); provided, however, that the Seller shall cause the proposed purchaser to purchase from each holder of Option Stock, if requested by such holder, up to 100% of the shares of Option Stock held by such holder if such Sale would result in a Change of Control. Any holder of Option Stock may exercise the rights set forth in this clause (c) by written notice to the Seller delivered not later than 10 days after receipt of the Sale Notice. Notwithstanding the other provisions of this Section 15(c), holders of Option Stock shall only be eligible to sell shares of Option Stock held for at least six months at the time of such sale.

         (d) Notwithstanding anything to the contrary contained herein, the provisions of this Section 15 shall terminate upon the consummation of a public offering or series of public offerings by the Company or its stockholders of Common Stock registered pursuant to the Securities Act representing, after giving effect to such offering or offerings, more than 30% of the Fully Diluted Outstanding shares of Common Stock.

16. PUT/CALL RIGHT

         16.1    Call Rights.

         (a) The Company is hereby granted a right (the "Call Right"), exercisable in its sole discretion, to purchase from each Holder or holder of Option Stock 100% of the vested Options or Option Stock held by such Holder or holder upon the occurrence of a Trigger Event. The Company may exercise its Call Right by notifying such Holder or holder in writing (the "Call Notice") within 30 days of the occurrence of the Trigger Event (the "Call Expiration Date") of its intention to exercise its Call Right. If such Call Notice is given, the Company is obligated to repurchase from such Holder or holder and such Holder or holder is obligated to sell to the Company, not later than the 60th day following the occurrence of the Trigger Event, all of the vested Options or Option Stock owned by such Holder or holder for cash consideration equal to the Fair Market Value of such Holder's or holder's vested Options or Option Stock; provided, that the Fair Market Value of such Option shall equal the Fair Market Value of the shares of Common Stock underlying such Options less the Current Option Price applicable to such Options. For the purposes of this Section 16.1, Fair Market Value shall be determined as of the Trigger Date.

         (b) Notwithstanding anything to the contrary contained herein, the provisions of this Section 16.1 shall terminate upon the consummation of an Initial Public Offering.

         16.2    Put Rights.

         (a) If subsequent to the occurrence of a Trigger Event the Company does not exercise its Call Right on or before the Call Expiration Date, a holder of vested Options or Option Stock (or his or her legal representative) shall have the right (the "Put Right") to cause the Company to repurchase from such holder 100% of the Option Stock owned by such holder for cash consideration equal to the Fair Market Value of such holder's Option Stock. Notwithstanding any provision to the contrary, under no circumstances shall a holder of vested Options or Option Stock be eligible to exercise a Put Right unless the Trigger Event shall have been the termination of such holder's employment or other relationship with the Company without Cause or due to such holder's death or permanent disability.

         (b) A holder of vested Options or Option Stock eligible to exercise a Put Right shall be required to notify the Company in writing (the "First Put Notice") within 30 days of the Call Expiration Date of his or her intention to exercise his or her Put Right with regard to Option Stock held by such holder for more than six months (determined at the date of receipt of the Call Notice). If such First Put Notice is given, then the Company shall be required to repurchase from such holder, no later than 30 days following the date on which the First Put Notice is given to the Company, all of the Option Stock held by such holder for at least six months and subject to the Put Right; provided, however, that the obligation of the Company to repurchase such Option Stock shall be conditioned upon and subject to applicable law and any restrictions contained in the Company's credit facilities or other debt instruments. Notwithstanding the foregoing, the Put Right relating to Option Stock held for more than six months as of the Trigger Date shall expire if such holder does not deliver a First Put Notice in a timely manner. In the event such holder desires to require the Company to purchase Common Stock underlying vested Options or Option Stock held for less than six months (determined at the date of receipt of the Call Notice), such holder (i) must exercise any vested Options relating to such Common Stock in accordance with provisions of the Plan within 30 days of the Call Expiration Date, and (ii) shall be required to notify the Company in writing (the "Second Put Notice") within 14 days of the date which is six months after the date of such exercise of his or her intention to exercise his or her Put Right with regard to such Option Stock held for at least six months. Upon receipt of such information in a Second Put Notice and such accompanying exercise of such vested Options, the Company shall be required to purchase such Common Stock and Option Stock no later than 30 days after the date on which the Second Put Notice is given to the Company; provided, however, that the obligation of the Company to repurchase such Common Stock or Option Stock shall be conditioned on and subject to applicable law and any restrictions contained in the Company's credit facilities or other debt instruments. For the purposes of this Section 16.2, the Fair Market Value of Option Stock included in the First Put Notice shall be determined as of the Trigger Date, and the Fair Market Value of Common Stock and Option Stock included in the Second Put Notice shall be as of the date the Second Put Notice is received by the Company.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of this Section 16.2 shall terminate upon the consummation of an Initial Public Offering.

17. TAX REPURCHASE

         To the extent that (i) a Participant exercises Options and incurs a tax liability in respect of such exercise and (ii) the Option Stock underlying such Options is not then registered under an effective Registration Statement, then, upon written consent of the Company, which may be withheld at its sole discretion, such Participant shall be entitled to cause the Company to purchase from such Participant a number of shares of Option Stock (at their then Fair Market Value)(the "Tax Shares") equal to the quotient obtained from (A) the product of (x) the excess, if any, of the Fair Market Value of the Option Stock received upon the exercise of such Options over the Option Price for such Options multiplied by (y) the maximum applicable combined federal, state, and local tax rate for individuals in Participant's place of residence then in effect, divided by (B) the Fair Market Value (expressed on a per share basis) of the shares of Option Stock so received. Notwithstanding the foregoing sentence, the Company shall be relieved of its obligation to repurchase the Tax Shares to the extent that it is prohibited by applicable law or the terms of its outstanding indebtedness from making such repurchase. Elections to surrender shares for this purpose will be subject to the following restrictions: (a) the election must be made on or prior to the date on which the amount of tax to be withheld is determined, (b) the election must be irrevocable, (c) the election shall be subject to disapproval by the Compensation Committee, and (d) if the person is an officer, director, or 10% shareholder of the Company within the meaning of Section 16 of the Exchange Act and the rules thereunder, the election shall be subject to such additional restrictions as the Compensation Committee may impose in an effort to secure the benefits of any rules or regulations thereunder.

18. NO RIGHTS AS STOCKHOLDERS

         Except as provided in Section 5.2 hereof, until and except to the extent a Holder exercises an Option, no Option shall entitle a Holder to any voting, economic or other rights as a stockholder of the Company, or to any other rights whatsoever except the rights herein expressed, and no cash dividend paid out of earnings or surplus or interest shall be payable or accrue in respect of any Option or the interests represented hereby or by the Option Stock. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of Company, whether such liability is asserted by Company or by creditors of Company.

19. MISCELLANEOUS

         19.1. Representations of Participants. By accepting Options pursuant to the Plan, each Participant represents and warrants that it is acquiring the Options (and, upon exercise of the Options, the Option Stock) for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and each Participant understands that (i) neither the Options nor the Option Stock has been registered with the Commission, nor are they exempt therefrom by reason of their issuance in a transaction exempt from the registration requirements of the Commission, and (ii) the Options and Option Stock must be held indefinitely by each Participant unless a subsequent disposition thereof is registered under the Securities Act, and the securities laws of any applicable state or other jurisdiction, or is exempt from such registration, subject further to other restrictions on transfer set forth in Section 10.

         19.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of an Option shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:

         (a) If to any Holder or holder of Option Stock, at its last known address appearing on the books of the Company maintained for such purpose.

         (b)     If to the Company, at:

                 Chief Auto Parts Inc.
                 15303 Dallas Parkway
                 Dallas, Texas 75248
                 Attention:  Mary Mahon, Esq.
                 Telephone:  (214) 404-1114
                 Telecopier: (214) 991-9529
or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, approval, declaration, delivery or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice, demand, request, approval, declaration, delivery or other communication.

         19.3. Remedies. Each holder of Options and Option Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 10 of this Option. Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 10 of this Option and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         19.4.   Successors and Assigns.  Subject to the provisions of Sections
4.1 and 10, Options issued hereunder and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of the Plan and this Exhibit are intended to be for the benefit of all Holders from time to time of any Options and, with respect to Section 10 hereof, holders of Option Stock, and shall be enforceable by any such Holder or holder of Option Stock. The Company may, in its sole discretion, at any time and from time to time, assign its purchase rights and obligations under this Plan; provided, however, that no assignment of the Company's obligations shall relieve the Company from any liability with respect thereto; and provided further, that at no time shall the Company be under any obligation to assign its purchase rights or obligations under this Plan (including, without limitation, where such assignment would enable an assignee to purchase a holder's Options or Option Stock at a time when the Company would not be able to do so).

         19.5. Amendment. Subject to the requirements of (A) any applicable rule, regulations, or procedure of any national securities exchange or securities association upon which any securities of the Company are listed (or any listing agreement with any such securities exchange or securities association), or (B) Rule 16b-3 promulgated under the Exchange Act, any Option and all other Options may be modified or amended or the provisions hereof waived with the written consent of Company and the Majority Holders, provided that no such Option may be modified or amended to reduce the number of shares of Common Stock for which such Option is exercisable or to increase the price at which such shares may be purchased upon exercise of such Option (before giving effect to any adjustment as provided therein) without the prior written consent of the Holder thereof.

         19.6 Disclosure. Unless otherwise required by applicable law, rule, regulation or order of any governmental authority, the Company shall have no duty or obligation to affirmatively disclose to a Holder or Qualified Holder, and a Holder or Qualified Holder shall have no right to be advised of, any material information regarding the Company at any time prior to, upon or in connection with the Company's repurchase of Options or Option Stock from a Holder or Qualified Holder at the termination of such Holder's or Qualified Holder's employment or other relationship with the Company.

                                   SCHEDULE 1

                           FORM OF OPTION CERTIFICATE




                 THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE 1994 EXECUTIVE OPTION PLAN OF CHIEF AUTO PARTS INC. NO TRANSFER OF THE OPTIONS REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF SAID PLAN IS ON FILE WITH THE SECRETARY OF CHIEF AUTO PARTS INC. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH PLAN.

                        Options to Receive Common Stock
                    $.01 par value, of CHIEF AUTO PARTS INC.

No.                                                                      Options
   -----------------                                      ---------------

                 This Option Certificate certifies that___________ or registered assigns is the registered owner of____ Options, each Option entitling such owner to purchase initially 1 share of common stock, $.01 par value ("Common Stock"), of Chief Auto Parts Inc., a Delaware corporation (the "Company") at the price of $1,419.71 per share (the "Option Exercise Price"), subject to the terms and conditions hereof and of the Plan hereinafter referred to below. The holder ("Holder") may exercise the Options evidenced hereby by providing certain information set forth herein and by paying in full, in lawful money of the United States of America in cash, by certified check or official bank check, by bank wire transfer, or any combination of the foregoing, or by surrendering shares of Common Stock to the Company with a Fair Market Value equal to, the Option Exercise Price for each Option exercised to the Company and by surrendering this Option Certificate, with the exercise form attached hereto duly executed.

                 The Options are issued under a 1994 Executive Option Plan (the "Plan") and are subject to the terms and provisions contained in the Plan, which are incorporated by reference in and made a part of this Option Certificate, to all of which terms and provisions the Holder of this Option Certificate consents by acceptance hereof. The Holder acknowledges that a copy of the Plan has been provided to the Holder. Additional copies of the Plan are on file at the offices of the Company. All capitalized terms not otherwise defined herein shall have the meaning assigned such term in the Plan. The following is a summary of the terms and provisions of the Plan.

1.   General

                 Each Option entitles the holder to purchase 1 share of Common Stock of the Company subject to adjustment in certain circumstances as set forth in the Plan (the "Option Exercise Number") at an exercise price of $1,419.71 per share. Each Option not exercised prior to 5:00 p.m., New York City time, on ________________, 2004 [insert date 10 years from date of certificate], or such earlier time as may be specified in the Plan (the "Expiration Date"), shall become void and all rights thereunder and all rights in respect thereof and under the Option Agreement shall cease as of such time.

                 Options will be in registered form only and each certificate will be exchangeable without service charge for similar certificates of different denominations at the office of the Company. In lieu of issuing fractional shares of Common Stock upon exercise of the Options, the Company shall pay cash in an amount equal to the same fraction of the Fair Market Value (as defined in the Plan) of a share of Common Stock.


2.   Vesting

                 Options shall vest and become exercisable at the rate of twenty-five percent (25%) per year on each anniversary date of the effective date of grant with respect to which the Participant is employed (each such date being a "Vesting Date"). Thus, for example, Options granted effective June 30, 1994 will vest and become exercisable in accordance with the following schedule:


                                               Options Vested On and
                                                After Vesting Date
               Vesting Date                and Before Next Vesting Date
             June 30, 1995                              25%
             June 30, 1996                              50%
             June 30, 1997                              75%
             June 30, 1998                             100%

                 Notwithstanding the foregoing, the portion of an Option which would otherwise vest and become exercisable on the next succeeding Vesting Date shall vest immediately on the earliest of: (i) the Participant's date of involuntary termination of employment or other relationship with the Company other than for Cause, (ii) the date on which the Participant's employment or other relationship with the Company is terminated on account of death or permanent disability, or (iii) the occurrence of a Change in Control. Any Options which are not vested in accordance with the preceding provisions shall terminate immediately upon a Participant's termination of employment or other relationship with the Company or, if earlier, upon the occurrence of a Change in Control, subject to the Company's reissuance of such Options pursuant to the terms of the Plan.

3.   Registration Rights

                 The Company covenants and agrees with the Option holders that the Option holders shall have the registration rights (including the registration procedures and rights to indemnity and contribution specified therein) with respect to the Registrable Common Stock that are set forth in the Plan.

4.   Other Provisions

                 This Option Certificate is subject to the other terms and conditions of the Plan, including certain put and call rights.

5.   Miscellaneous

                 This Option Certificate shall not entitle the Holder hereof to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote at or receive notice of meetings of the stockholders of the Company, except as specifically set forth in the Plan.

                 IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed under its corporate seal.




Attest:                                    CHIEF AUTO PARTS INC.

-------------------------                  By:
                                              --------------------------
                                              Its:
                                                  ----------------------

[SEAL]

                                   EXHIBIT A

                               SUBSCRIPTION FORM

                 [To be executed only upon exercise of Option]


                 The undersigned registered owner of this Option irrevocably exercises this Option for the purchase of ______ shares of Common Stock of CHIEF AUTO PARTS INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Option and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Option, that a new Option of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                            -----------------------------------
                            (Name of Registered Owner)

                            -----------------------------------
                            (Signature of Registered Owner)

                            -----------------------------------
                            (Street Address)

                            -----------------------------------
                            (City)(State)(Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Option Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B

                                ASSIGNMENT FORM


                 FOR VALUE RECEIVED the undersigned registered owner of this Option hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Option, with respect to the number of shares of Common Stock set forth below:


                                                        No. of Shares
      Name and Address of Assignee                     of Common Stock
      ----------------------------                     ---------------





and does hereby irrevocably constitute and appoint __________________________ attorney-in-fact to register such transfer on the books of CHIEF AUTO PARTS INC. maintained for the purpose, with full power of substitution in the premises.

         Dated:                         Print Name:
               ------------------                  -------------------------

                         Signature:
                                   -------------------------
                         Witness:
                                 ---------------------------


NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Option Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   SCHEDULE 2

                           FORM OF OPTION CERTIFICATE



                   THE OPTIONS REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE 1994 EXECUTIVE OPTION PLAN OF CHIEF AUTO PARTS INC. NO TRANSFER OF THE OPTIONS REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. A COPY OF THE FORM OF SAID PLAN IS ON FILE WITH THE SECRETARY OF CHIEF AUTO PARTS INC. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF SUCH PLAN.

                        Options to Receive Common Stock
                    $.01 par value, of CHIEF AUTO PARTS INC.

No.                                                                      Options
   ---------------                                      -----------------

                 This Option Certificate certifies that___________ or registered assigns is the registered owner of____ Options, each Option entitling such owner to purchase initially 1 share of common stock, $.01 par value ("Common Stock"), of Chief Auto Parts Inc., a Delaware corporation (the "Company") at the price of $1,419.71 per share (the "Option Exercise Price"), subject to the terms and conditions hereof and of the Plan hereinafter referred to below. The holder ("Holder") may exercise the Options evidenced hereby by providing certain information set forth herein and by paying in full, in lawful money of the United States of America in cash, by certified check or official bank check, by bank wire transfer, or any combination of the foregoing, or by surrendering shares of Common Stock to the Company with a Fair Market Value equal to, the Option Exercise Price for each Option exercised to the Company and by surrendering this Option Certificate, with the exercise form attached hereto duly executed.

                 The Options are issued under a 1994 Executive Option Plan (the "Plan") and are subject to the terms and provisions contained in the Plan, which are incorporated by reference in and made a part of this Option Certificate, to all of which terms and provisions the Holder of this Option Certificate consents by acceptance hereof. The Holder acknowledges that a copy of the Plan has been provided to the Holder. Additional copies of the Plan are on file at the offices of the Company. All capitalized terms not otherwise defined herein shall have the meaning assigned such term in the Plan. The following is a summary of the terms and provisions of the Plan.

1.       General

                 Each Option entitles the holder to purchase 1 share of Common Stock of the Company subject to adjustment in certain circumstances as set forth in the Plan (the "Option Exercise Number") at an exercise price of $1,419.71 per share. Each Option not exercised prior to 5:00 p.m., New York City time, on ________________, 2004 [insert date 10 years from date of certificate], or such earlier time as may be specified in the Plan (the "Expiration Date"), shall become void and all rights thereunder and all rights in respect thereof and under the Option Agreement shall cease as of such time.

                 Options will be in registered form only and each certificate will be exchangeable without service charge for similar certificates of different denominations at the office of the Company. In lieu of issuing fractional shares of Common Stock upon exercise of the Options, the Company shall pay cash in an amount equal to the same fraction of the Fair Market Value (as defined in the Plan) of a share of Common Stock.

2.       Vesting

                 Options shall vest and become exercisable at the rate of twenty-five percent (25%) per year on each anniversary date of the effective date of grant with respect to which the Participant is employed or is a director of the Company. Thus, for example, Options granted effective June 30, 1994 will vest and become exercisable in accordance with the following schedule:




                                      Options Vested On and
                                       After Vesting Date
           Vesting Date           and Before Next Vesting Date
         June 30, 1995                         25%
         June 30, 1996                         50%
         June 30, 1997                         75%
         June 30, 1998                        100%

                 Notwithstanding the foregoing: (i) the portion of an Option which would otherwise vest and become exercisable on the next succeeding Vesting Date shall vest immediately on the earliest of the Participant's date of involuntary termination of employment or other relationship with the Company other than for Cause, (ii) the portion of an Option which would otherwise vest and become exercisable on the next succeeding Vesting Date shall vest immediately on the earliest of the date on which the Participant's employment or other relationship with the Company is terminated on account of death or permanent disability, and (iii) all of a Participant's Options not yet vested shall immediately vest upon the occurrence of a Change in Control. Any Options which are not vested in accordance with the preceding provisions shall terminate immediately upon a Participant's termination of employment or other relationship with the Company or, if earlier, upon the occurrence of a Change in Control, subject to the Company's reissuance of such Options pursuant to the terms of the Plan.

3.       Registration Rights

                 The Company covenants and agrees with the Option holders that the Option holders shall have the registration rights (including the registration procedures and rights to indemnity and contribution specified therein) with respect to the Registrable Common Stock that are set forth in the Plan.

4.       Other Provisions

                 This Option Certificate is subject to the other terms and conditions of the Plan, including certain put and call rights.

5.       Miscellaneous

                 This Option Certificate shall not entitle the Holder hereof to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote at or receive notice of meetings of the stockholders of the Company, except as specifically set forth in the Plan.

                 IN WITNESS WHEREOF, the Company has caused this Option Certificate to be duly executed under its corporate seal.




Attest:                                    CHIEF AUTO PARTS INC.

-------------------------                  By:
                                              --------------------------
                                              Its:
                                                  ----------------------

[SEAL]

                                   EXHIBIT A

                               SUBSCRIPTION FORM

                 [To be executed only upon exercise of Option]



                 The undersigned registered owner of this Option irrevocably exercises this Option for the purchase of ______ shares of Common Stock of CHIEF AUTO PARTS INC. and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Option and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Option, that a new Option of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.




                            -----------------------------------
                            (Name of Registered Owner)

                            -----------------------------------
                            (Signature of Registered Owner)

                            -----------------------------------
                            (Street Address)

                            -----------------------------------
                            (City)(State)(Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Option Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT B

                                ASSIGNMENT FORM



                 FOR VALUE RECEIVED the undersigned registered owner of this Option hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Option, with respect to the number of shares of Common Stock set forth below:

                                                        No. of Shares
      Name and Address of Assignee                     of Common Stock
      ----------------------------                     ---------------





and does hereby irrevocably constitute and appoint __________________________ attorney-in-fact to register such transfer on the books of CHIEF AUTO PARTS INC. maintained for the purpose, with full power of substitution in the premises.



         Dated:                         Print Name:
               ------------------                  -------------------------

                         Signature:
                                   -------------------------
                         Witness:
                                 ---------------------------



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Option Certificate in every particular, without alteration or enlargement or any change whatsoever.